Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Registered Public Accounting Firm" and to the use of our report dated October 9, 2006 (except for Note 5 as to which the date is February 13, 2007), which is included, in this Registration Statement of Dreyfus Municipal Funds, Inc. - Dreyfus Premier High Yield Municipal Bond Fund.

ERNST & YOUNG LLP

New York, New York
March 13, 2007